Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of iSpecimen Inc. of our report dated April 2, 2021 relating to the financial statements of iSpecimen Inc., as of December 31, 2020 and 2019, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
December 14, 2021